Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Genprex, Inc.
Austin, Texas
We hereby consent to the use of our report dated March 16, 2017, on the financial statements of Genprex, Inc. for the years ended December 31, 2016 and 2015, included herein on this registration statement of Genprex, Inc. on Form S-1 and to the reference to our firm under the heading “Experts” in the Prospectus.
/s/ Daszkal Bolton LLP
Fort Lauderdale, Florida
July 19, 2017